Registration No. 333-112752

As filed with the Securities and Exchange Commission on March 16, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CDI Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-2394430 (I.R.S. Employer Identification Number)

1717 Arch Street, 35th Floor
Philadelphia, Pennsylvania 19013
(215) 569-2200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph R. Seiders, Esquire
Senior Vice President and Secretary
CDI Corp.
1717 Arch Street, 35th Floor
Philadelphia, Pennsylvania 19103
(215) 569-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Carmen J. Romano, Esquire
Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, Pennsylvania 19103-2793
(215) 994-4000

     Approximate date of commencement of the proposed sale to the public:

From time to time on or after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

     Pursuant to Rule 429 under the Securities Act, this registration statement contains a combined prospectus which relates to 411,800 shares of common stock of the registrant previously registered on Form S-3, Registration No. 333-09793, effective August 8, 1996.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 16, 2004

PROSPECTUS

811,800 Shares

CDI CORP.

Common Stock Par Value $.10 per Share

     All of the shares of our common stock offered hereby are being sold by the shareholders named in this prospectus or their successors in interest. See the “Selling Shareholders” section on page 4. We will not receive any proceeds from the sale of the shares of common stock offered hereby. Expenses of the offering will be borne by the Selling Shareholders.

     Our common stock is traded on the New York Stock Exchange under the symbol “CDI”.

     The shares of common stock may be sold from time to time by the Selling Shareholders or their successors in interest.

     Our principal offices are located at 1717 Arch Street, 35th Floor, Philadelphia, Pennsylvania, and our telephone number is (215) 569-2200.

     Investing in our common stock involves risks. See the “Risk Factors” section on page 1.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 16, 2004.

ABOUT THIS PROSPECTUS

     This prospectus contains information about us and our shares of common stock being offered by this prospectus. In addition, as described below in the section entitled “Available Information,” we have filed and plan to continue filing other documents with the Securities and Exchange Commission that contain information about us and our common stock. These other documents are incorporated by reference in this prospectus. Before you decide to invest in common stock being offered by this prospectus, you should read this prospectus and the other documents we file with the Securities and Exchange Commission.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely upon it. The Selling Shareholders are offering to sell these securities only in jurisdictions where offer and sale are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our financial condition, results of operations or prospects may have changed since that date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain information contained in or incorporated by reference into this prospectus contains forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Certain forward-looking statements can be identified by the use of forward-looking terminology such as, “believes”, “expects”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates”, or “anticipates” or the negative thereof or other comparable terminology, or by discussions of strategy, plans or intentions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These include risks and uncertainties such as competitive market pressures, material changes in demand from larger customers, availability of labor, our performance on contracts, changes in customers’ attitudes toward outsourcing, government policies or judicial decisions adverse to the staffing industry and changes in economic conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update such information.

i

THE COMPANY

     We are a professional services and outsourcing company, with core competencies in engineering and information technology (staffing and outsourcing) and related technical staffing, permanent placement, and specialized and administrative staffing. During 2003, we were managed and operated along four business segments: Professional Services, Project Management, Todays Staffing and Management Recruiters International. Professional Services offers information technology, engineering and technical staffing solutions to customers in targeted vertical markets. Project Management offers a wide range of project management, technical outsourcing and technical consulting services through several divisions organized by vertical markets. Todays Staffing provides temporary administrative, clerical and legal staffing services. Management Recruiters International is a franchisor providing support services to its franchisees who engage in the search, recruitment and employment of management and professional personnel. It also provides temporary management and specialty staffing services. Effective January 1, 2004, we have reorganized our Professional Services and Project Management businesses to implement a new go-to-market strategy which focuses our sales efforts and related service offerings on targeted vertical markets.

     We are a holding company incorporated in Pennsylvania in 1985 as the successor to CDI Corporation, which was incorporated in 1950. Our principal executive offices are located at 1717 Arch Street, 35th Floor, Philadelphia, Pennsylvania 19103-2768, and our telephone number is (215) 569-2200. We maintain a website on the Internet at http://www.cdicorp.com. Our website, and the information contained therein, is not intended to be part of this prospectus.

RISK FACTORS

     An investment in our common stock involves a significant degree of risk. This section describes some, but not all, of the risks of investing in our common stock. You should carefully consider each of the risks described below, and all other information contained or incorporated by reference in this prospectus, before deciding to invest in our common stock.

     We participate in a market that is cyclical in nature and extremely sensitive to economic changes, which may have volatile impacts on our revenues and operations.

     Our growth prospects are influenced by broad economic trends. The pace of customer capital spending programs, new product launches and similar activities have a direct impact on the need for temporary and permanent employees. Should the U.S. economy decline, our operating performance could be adversely impacted. The continued movement by U.S. companies of information technology work offshore, largely in pursuit of cost savings, may result in reduced business opportunities for us in our principal geographic markets. We believe that our fiscal discipline and strategic focus on targeted vertical markets provides some insulation from adverse trends. However, declines in the economy could result in the need for future cost reductions or changes in strategy.

     The highly competitive nature of the staffing services market may have a negative impact on our future profitability and/or market share.

     The staffing services market is highly competitive with limited barriers to entry. We compete in global, national, regional and local markets with numerous temporary staffing and permanent placement companies. Price competition in the staffing industry is significant, particularly for the provision of office clerical personnel, and pricing pressures from competitors and customers are increasing. We expect that the level of competition will remain high in the future, which could limit our ability to maintain or increase our market share or profitability.

     We bear the risk of cost overruns in our fixed price contracts. We may experience reduced profits or, in some cases, losses under these contracts if costs increase above our estimates.

     While only a relatively small portion of our business is done under fixed price contracts (principally in our Project Management segment), in those cases we bear the risk of cost overruns. Under these fixed-price contracts, contract prices are established in part on cost and scheduling estimates which are based on a number of assumptions, including assumptions about the price and availability of labor, equipment and materials. If these estimates prove inaccurate, or circumstances change, cost overruns may occur, and we could experience reduced profits or, in some cases, a loss for that project. In some of those cases, we may be able to negotiate with our customer to increase our fees, but that cannot be guaranteed.

     If we become subject to material liabilities under our self-insured programs, our financial results may be adversely affected.

     We provide medical and other group insurance coverage to a large number of employees. A large portion of that coverage is self-insured by us. As a result, we are subject to trends, volatility and uncertainty in medical costs and claims experience. If we incur substantial uninsured medical coverage liabilities, our financial results may be adversely affected. While the company does have the ability to raise its premiums or charges to employees for such coverages in future years and, depending on competitive circumstances, we may be able to pass on some of these increased costs to customers in our fees, those steps may not be sufficient to materially reduce the impact of a significant cost increase in this area.

     We may be exposed to employment-related claims that could materially adversely affect our business, financial condition and results of operations.

     A significant portion of our business consists of employing people and placing them in the workplaces of our customers on a temporary or contract basis. Risks relating to these activities include (a) claims of misconduct, negligence, or errors and omissions on the part of our employees, (b) claims by our employees of discrimination or harassment directed at them (including claims relating to actions of our customers), (c) claims of violations of wage and hour requirements, (d) claims by our temporary employees of retroactive entitlement to our customers’ employee benefits, and (e) claims by our customers relating to our employees’ misuse of customer proprietary information, misappropriation of funds, other criminal activity, or other similar claims. We may also incur fines and other losses or negative publicity with respect to these problems. In addition, some or all of these claims may give rise to litigation, which could be costly as well as time-consuming to our management team and which could have a negative impact on our business. We have policies and guidelines in place to help reduce the company’s exposure to these risks and have purchased insurance policies against certain risks in amounts that we believe to be adequate. Although historically we have not had material losses resulting from these risks, there can be no assurance that we will not experience material losses in the future or that our insurance will remain available on reasonable terms or be sufficient in amount or scope to cover any such liability.

     Our business depends on key personnel, including executive officers, local managers and field personnel; our failure to retain existing key personnel or attract new people could reduce business and revenues.

     Our operations depend on the continued efforts of our officers and executive management. The loss of key officers and members of executive management may cause a significant disruption to our business. We also depend on the performance and productivity of our local managers and field personnel. Our ability to attract and retain new business is significantly affected by local relationships and the quality of service rendered. The loss of key managers and field personnel may also jeopardize existing client relationships with businesses that continue to use our services based upon past relationships with local managers and field personnel. Our revenues could decline in that event.

     Our business is subject to government regulations, changes to which may lead to substantial increases in our costs.

     Changes in government regulations could result in prohibition or restriction of certain types of employment services or the imposition of new or additional benefits, licensing or tax requirements with respect to the provision of employment services that may reduce our future earnings. There can be no assurance that we will be able to increase the fees charged to our clients in a timely manner and in a sufficient amount to cover increased costs as a result of any of the foregoing.

     Foreign currency fluctuations and changes in exchange rates may have adverse impacts on our financial position.

     We are exposed to risks associated with foreign currency fluctuations and changes in exchange rates. Our exposure to foreign currency fluctuations relates to our operations in foreign countries conducted through subsidiaries operating primarily in the United Kingdom and Canada. Exchange rate fluctuations impact the U. S. dollar value of reported earnings derived from these foreign operations as well as the carrying value of our investment in the net assets related to these operations. We generally do not engage in hedging activities with respect to foreign operations except for isolated situations involving inter-company payments that have not been material. The effects of foreign currency exchange rate fluctuations have been immaterial.

     If we fail to successfully integrate any business acquisitions that we may do, there may be adverse consequences.

     We intend to seek acquisitions as an element of our growth strategy. The failure to successfully integrate any future acquisition may divert management’s attention from our core operations or could negatively affect our ability to timely meet the needs of our customers.

     The quality of the services we provide to our customers depends in part on our ability to preserve and protect our data center and telecommunication links.

     Our ability to protect our data centers against damage from fire, power loss, telecommunications failure and other disasters is critical. In order to provide many of our services to customers, we must be able to store, retrieve, process and manage large databases and periodically expand and upgrade our capabilities. Any damage to our data centers or any failure of our telecommunication links that interrupts our operations or results in an inadvertent loss of data could adversely affect our ability to meet its customers’ needs and their confidence in utilizing CDI for future services.

     A substantial number of shares of our common stock are owned by a limited number of shareholders, whose interests may conflict with the interests of our other shareholders.

     Our directors and trusts for which some of our directors serve as trustees own, in the aggregate, a substantial portion of our outstanding common stock. By virtue of this stock ownership, such shareholders have the power to significantly influence our affairs and are able to influence the outcome of matters required to be submitted to shareholders for approval, including the election of members of our Board of Directors and the amendment of our Articles of Incorporation or Bylaws. We cannot guarantee that such shareholders will not exercise their influence over us in a manner detrimental to the interests of our other shareholders.

USE OF PROCEEDS

     We will not receive any of the proceeds from the offer and sale of the shares of common stock by the Selling Shareholders. See the “Selling Shareholders” section below.

SELLING SHAREHOLDERS

     The Selling Shareholders are five Sprinkle Trusts No. 2 established by Walter R. Garrison, the Chairman of our Board of Directors, for the respective benefit of each of his five children, Bruce R. Garrison, C. Jeffrey Garrison, Mark R. Garrison, Pamela G. Phelan and Susan K. Garrison and their respective descendants. Each of the five Sprinkle Trusts No. 2 has registered 162,360 shares of common stock for sale pursuant to this prospectus and such shares may be offered from time to time by the Selling Shareholders.

     The trustees of each of the five Sprinkle Trusts No. 2 are Donald W. Garrison (brother of Walter R. Garrison), Lawrence C. Karlson, Paul H. Woodruff and Barton J. Winokur. Messrs. Karlson and Winokur are directors of our company. All of the trustees are also trustees of the five Sprinkle Trusts No. 3 established by Walter R. Garrison for the benefit of each of his five children and their respective descendants. Messrs. Karlson and Winokur are also trustees of the five Sprinkle Trusts No. 1 and five Income Accumulation Trusts Under Sprinkle Trusts No. 1 (“Income Accumulation Trusts”) established by Walter R. Garrison for the respective benefit of the same beneficiaries. As described below, the five Sprinkle Trusts No. 3, the five Sprinkle Trusts No. 1 and the five Income Accumulation Trusts own a substantial number of shares of our common stock. Some of the trustees identified herein are holders of our common stock in their individual capacities, but none of the shares of common stock offered hereby are being offered for any trustee’s individual account.

     The table below sets forth the number and percentage of outstanding shares of common stock beneficially owned by each of the selling shareholders and the other trusts described above as of the date of this prospectus, the number of shares of common stock being offered by this prospectus and the number and percentage of outstanding shares of common stock that will be owned assuming the sale of all of the shares of common stock registered under this prospectus. Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to securities.

				Shares Beneficially
			Number of	Owned
	Shares Beneficially		Shares Offered	After Sale of Shares Offered
	Owned		Hereby	Hereby
Name of Shareholder	Number	Percent*		Number	Percent*
Sprinkle Trust No. 1 f/b/o Bruce R. Garrison	81,807	0.4%	—	81,807	0.4%
Sprinkle Trust No. 1 f/b/o C. Jeffrey Garrison	111,990	0.6%	—	111,990	0.6%
Sprinkle Trust No. 1 f/b/o Mark R. Garrison	88,627	0.5%	—	88,627	0.5%
Sprinkle Trust No. 1 f/b/o Pamela Phelan	113,990	0.6%	—	113,990	0.6%
Sprinkle Trust No. 1 f/b/o Susan K. Garrison	86,280	0.4%	—	86,280	0.4%
Sprinkle Trust No. 2 f/b/o Bruce R. Garrison	462,374	2.4%	162,360	300,014	1.5%
Sprinkle Trust No. 2 f/b/o C. Jeffrey Garrison	666,281	3.4%	162,360	503,921	2.6%
Sprinkle Trust No. 2 f/b/o Mark R. Garrison	599,601	3.1%	162,360	437,241	2.2%
Sprinkle Trust No. 2 f/b/o Pamela Phelan	658,360	3.4%	162,360	496,000	2.5%
Sprinkle Trust No. 2 f/b/o Susan K. Garrison	497,608	2.5%	162,360	335,248	1.7%
Sprinkle Trust No. 3 f/b/o Bruce R. Garrison	294,128	1.5%	—	294,128	1.5%
Sprinkle Trust No. 3 f/b/o C. Jeffrey Garrison	415,000	2.1%	—	415,000	2.1%
Sprinkle Trust No. 3 f/b/o Mark R. Garrison	382,518	2.0%	—	382,518	2.0%
Sprinkle Trust No. 3 f/b/o Pamela Phelan	417,000	2.1%	—	417,000	2.1%
Sprinkle Trust No. 3 f/b/o Susan K. Garrison	310,932	1.6%	—	310,932	1.6%
Income Accumulation Trust f/b/o Bruce R. Garrison	12,150	0.1%	—	12,150	0.1%
Income Accumulation Trust f/b/o C. Jeffrey Garrison	12,150	0.1%	—	12,150	0.1%
Income Accumulation Trust f/b/o Mark R. Garrison	12,150	0.1%	—	12,150	0.1%
Income Accumulation Trust f/b/o Pamela Phelan	12,150	0.1%	—	12,150	0.1%
Income Accumulation Trust f/b/o Susan K. Garrison	12,150	0.1%	—	12,150	0.1%

*Percentages based on 19,556,029 shares of common stock outstanding.

PLAN OF DISTRIBUTION

     The common stock being offered by the Selling Shareholders, or by their respective pledgees, donees, distributees, transferees, or other successors in interest, will be sold in one or more transactions by the following means of distribution (or any combination thereof):

•	Block trades (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction.

•	Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

•	Exchange distributions and/or secondary distributions in accordance with the rules of the NYSE.

•	Ordinary brokerage transactions and transactions in which the broker solicits purchasers.

•	Sales in the over-the-counter market.

•	Through short sales of common stock.

•	Through the writing of options on common stock.

•	Distributions to beneficiaries.

•	Privately negotiated transactions.

     The Selling Shareholders may from time to time deliver all or a portion of the shares of common stock offered hereby to cover a short sale or sales or upon the exercise, settlement or closing of a call equivalent position or a put equivalent position.

     The sale price to the public may be the market price prevailing at the time of sale, a price related to the prevailing market price or at any other price as the Selling Shareholders determine from time to time. The Selling Shareholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of common stock if they deem the purchase price to be unsatisfactory at any particular time.

     The Selling Shareholders may also sell the common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such market makers and broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of common stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Market makers and block purchasers purchasing the common stock will do so for their own account and at their own risk. It is possible that the Selling Shareholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. In addition, the Selling Shareholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with a selling stockholder. There can be no assurance that all or any of the common stock offered hereby will be issued to, or sold by, the Selling Shareholders.

     The Selling Shareholders and any broker-dealers that act in connection with the sale of common stock might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions received by such broker-dealers and any profit on the resale of the common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Because Selling Shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act. We have informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”), may apply to their sales in the market. The registration of the common stock under the Securities Act shall not be deemed an admission by the Selling Shareholders or the Company that the Selling Shareholders are underwriters for purposes of the Securities Act of any common stock offered pursuant to this prospectus.

     Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the shares of common stock offered by this prospectus may not simultaneously engage in market making activities with respect to the common stock during any applicable “cooling off” periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 101, 102, 103 and 104, which provisions may limit the timing of purchases and sales of common stock by the Selling Shareholders.

     Shares of common stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. In addition, a Selling Shareholder may devise, gift or otherwise transfer the common stock by means not described herein, in which event such transfer will not be pursuant to this prospectus.

     We will not receive any proceeds from the sale of the common stock offered by the Selling Shareholders. Expenses of the offering will be borne by the Selling Shareholders.

LEGAL MATTERS

     Legal matters in connection with the authorization and issuance of the shares of common stock offered hereby have been passed upon by Joseph R. Seiders, the Senior Vice President and General Counsel of the Company.

EXPERTS

     Our consolidated financial statements as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference in this prospectus, and upon the authority of that firm as experts in accounting and auditing.

AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934 and file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us may be inspected and copied at the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Reports, proxy and information statements and other information filed electronically by us with the SEC are available at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We “incorporate by reference” information contained in documents that we file with the SEC into this prospectus. This means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

     1. Our Annual Report on Form 10-K for the year ended December 31, 2003 (Commission File No. 1-5519).

     2. Our Current Report on Form 8-K, filed on February 25, 2004 (Commission File No. 1-5519).

     3. The Description of Capital Stock incorporated by reference into our registration statement on Form 8-A filed with the Commission pursuant to the Exchange Act (Commission File No. 1-5519).

     We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated by reference herein, including exhibits specifically incorporated by reference in such documents but excluding all other exhibits to such documents. Requests should be made to: Joseph R. Seiders, Senior Vice President and Secretary, CDI Corp., 1717 Arch Street, 35th Floor, Philadelphia, Pennsylvania 19103-2768, (215) 569-2200.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

SEC Registration Fee	$3,285.19
Legal Fees and Expenses	5,000.00
Accounting Fees and Expenses	7,500.00
Printing Expenses	500.00
Miscellaneous Expenses (including Blue Sky fees and expenses)	500.00

Total	$16,785.19

     Each amount set forth above, except for the SEC Registration Fee, is estimated.

Item 15. Indemnification of Directors and Officers.

     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law authorizes indemnification if the person to be indemnified acted in good faith and in a manner he believed was not opposed to the best interests of a company and had no reasonable cause to believe was unlawful. Whether the person to be indemnified acted in good faith shall be determined by the members of the board not parties to such litigation, independent counsel or shareholders. Such indemnity shall not be allowed in a derivative suit in which such person is adjudged liable for negligence or misconduct except to the extent allowed by the court. Whether such proceeding is brought by or in the right of a company or otherwise, indemnification shall be allowed only as specifically authorized by the board in each case. Section 9-04 of our bylaws extends the right of each of our directors or officers to indemnification by us to include amounts awarded in or paid in settlement of an action by us or in our right, and provides generally that we shall pay expenses incurred by such persons in defending an action in advance of its final disposition, provided the person receiving such advances undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification by us.

     Section 1713 of the Pennsylvania Business Corporation Law permits Pennsylvania corporations to limit the liability of directors. At the 1987 annual meeting, our shareholders approved new provisions for our bylaws to limit the liability of directors to the extent permitted by law. These provisions (a) limit the directors’ personal liability for monetary damages arising out of breaches of their fiduciary duty of care, without changing the statutory requirement that they perform their duties with diligence and care, (b) extend the right of each of our directors, officers, employees and agents to indemnification by us to include amounts awarded in or paid in settlement of an action by us or in our right, and (c) provide generally that we pay expenses incurred by such persons in defending an action in advance of its final disposition, provided the person receiving such advances undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification by us. We maintain directors’ and officers’ liability insurance, as permitted by our bylaws, with a current policy limit of $15,000,000.

Item 16. Exhibits.

Exhibit No.	Exhibit Description
5.1	Opinion of Joseph R. Seiders, Senior Vice President and General Counsel of CDI Corp. (incorporated by reference to Exhibit 5.1 to the Registration Statement filed by the Company on February 12, 2004 (Registration No. 333-112752))

23.1	Consent of KPMG LLP (filed herewith)

23.2	Consent of Joseph R. Seiders, Senior Vice President and General Counsel of CDI Corp. (incorporated by reference to Exhibit 23.2 to the Registration Statement filed by the Company on February 12, 2004 (Registration No. 333-112752))

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement filed by the Company on February 12, 2004 (Registration No. 333-112752))

Item 17. Undertakings.

A.	Undertaking required by Item 512(a) of Regulation S-K.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

B.	Undertaking required by Item 512(b) of Regulation S-K.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Undertaking required by Item 512(h) of Regulation S-K.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.	Undertaking required by Item 512(i) of Regulation S-K.

     We hereby undertake that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on March 16, 2004.

CDI CORP.

By:	/s/ Roger H. Ballou

President and Chief Executive
Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Roger H. Ballou Roger H. Ballou	President, Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2004
/s/ Jay G. Stuart Jay G. Stuart	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 16, 2004
* Walter E. Blankley	Director	March 16, 2004
* Michael J. Emmi	Director	March 16, 2004
* Walter R. Garrison	Director	March 16, 2004
* Kay Hahn Harrell	Director	March 16, 2004
* Ronald J. Kozich	Director	March 16, 2004

* Lawrence C. Karlson	Director	March 16, 2004
Alan B. Miller	Director	March , 2004
* Barton J. Winokur	Director	March 16, 2004

*Roger H. Ballou, pursuant to a Power of Attorney executed by each of the directors noted above and included in the signature page of the initial filing of this Registration Statement, by signing his name hereto, does hereby sign and execute this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above, in the capacities indicated, and does hereby sign and execute this Amendment No. 1 to the Registration Statement on his own behalf, in the capacities indicated.

/s/ Roger H. Ballou

Roger H. Ballou

EXHIBIT INDEX

Exhibit Numbers are in accordance with the Exhibit Table in Item 601 of Regulation S-K:

Exhibit No.	Exhibit Description
5.1	Opinion of Joseph R. Seiders, Senior Vice President and General Counsel of CDI Corp. (incorporated by reference to Exhibit 5.1 to the Registration Statement filed by the Company on February 12, 2004 (Registration No. 333-112752))

23.1	Consent of KPMG LLP*

23.2	Consent of Joseph R. Seiders, Senior Vice President and General Counsel of CDI Corp. (incorporated by reference to Exhibit 23.2 to the Registration Statement filed by the Company on February 12, 2004 (Registration No. 333-112752))

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement filed by the Company on February 12, 2004 (Registration No. 333-112752))

*Filed herewith